Exhibit 4.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

          This Third Amendment to Loan and Security Agreement, dated as of June ___, 2005 (this “Amendment”), is entered into by and among Jacuzzi Brands, Inc., a Delaware corporation (“Parent”), the other borrowers named on the signature page hereto (together with Parent, each a “Borrower” and, collectively, “Borrowers”), Fleet Capital Corporation, a Rhode Island corporation, as administrative agent and collateral agent (in such capacity, “Administrative Agent”) under the Loan and Security Agreement referred to below, Silver Point Finance, LLC, as agent for the Term Loan B Lenders (in such capacity, “Term Loan B Agent”) under the Loan and Security Agreement referred to below, the Revolving Credit Lenders under the Loan and Security Agreement referred to below and the Term Loan B Lenders under the Loan and Security Agreement referred to below.

RECITALS

     A. Borrowers, Administrative Agent, Term Loan B Agent, the Revolving Credit Lenders and the Term Loan B Lenders are parties to that certain Loan and Security Agreement, dated as of July 15, 2003 (as amended by the First Amendment thereto, dated as of October 10, 2003, the Second Amendment thereto, dated as of June 30, 2004, and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Loan Agreement”), pursuant to which the Revolving Credit Lenders and the Term Loan B Lenders have made and the Revolving Credit Lenders will hereafter continue to make loans and advances and other extensions of credit to Borrowers.

     B. Borrowers, Administrative Agent, Term Loan B Agent, the Revolving Credit Lenders and the Term Loan B Lenders desire to amend the Loan Agreement as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth in this Amendment.

     C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment. Capitalized terms used herein without definition are so used as defined in the Loan Agreement and Appendix A thereto.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and the Revolving Credit Lenders and Term Loan B Lenders continuing to make Loans available under the terms of the Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

     1.1. Subsection 8.2.9 of the Loan Agreement is amended as follows:

     (a) By deleting the words “clause (i)” from clause (h) thereof and replacing them with the words “clauses (i) and (j)”;

     (b) By deleting the word “and” at the end of clause (h) thereof;

     (c) By replacing the period at the end of clause (i) with a semicolon and inserting the word “and” after such semicolon; and

     (d) By inserting the following as a new clause (j) of such subsection:

“(j) the sale of certain of the assets of Eljer as more fully described in the Contribution and Sale Agreement dated May 19, 2005, by and among Eljer, Parent, Eljer One, LLC, a Delaware limited liability company, Eljer Two, LLC, a Delaware limited liability company, Eljer Three, LLC, a Delaware limited liability company, and BMK/Eljer Holding Corp., a Delaware corporation (the “Eljer Contribution and Sale Agreement”), provided, that: (i) such sale shall be consummated substantially in accordance with the Eljer Contribution and Sale Agreement, along with all exhibits and schedules thereto, in the form delivered to the Administrative Agent prior to the date of the Third Amendment to this Agreement, with such amendments and modifications to the Eljer Contribution and Sale Agreement as shall be reasonably satisfactory to the Administrative Agent; and (ii) the allocation of the net proceeds of such sale shall be as set forth on Exhibit A to the Third Amendment to this Agreement.”

2.	Representations and Warranties.

     2.1. The execution, delivery and performance of this Amendment and the sale of the assets of Eljer described above have been or will be duly authorized by all necessary corporate or other relevant action and do not and will not (i) contravene the charter, articles or certificate of incorporation, memorandum of association, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be) of any Borrower or any of its Subsidiaries; (ii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement, including, without limitation, the New Senior Secured Notes Indenture, or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

     2.2. This Amendment is a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party hereto, enforceable against it in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Administrative Agent:

     3.1. Administrative Agent’s receipt of counterparts of this Amendment, duly executed by Borrowers, Administrative Agent, Term Loan B Agent, Majority Lenders and Majority Term Loan B Lenders, and duly acknowledged by each of the Guarantors.

     3.2. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment or the consummation of any of the transactions contemplated hereby.

4.	Reference to and Effect Upon the Loan Agreement and other Loan Documents.

     4.1. The Loan Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrowers and each other Loan Party. Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect and the guaranties of the Guarantors shall continue in full force and effect.

     4.2. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition of, or to any amendment or modification of, any term or condition (except as specifically set forth herein) of the Loan Agreement or any other Loan Document or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, the Notes or any other Loan Document.

     4.3. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document to the Loan Agreement or any word or words of similar import shall be and mean a reference to the Loan Agreement as amended hereby.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

6. Costs and Expenses. As provided in Section 2.8 of the Loan Agreement, Borrowers shall pay the fees, costs and expenses incurred by Administrative Agent and Term Loan B Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

JACUZZI BRANDS, INC.
BATHCRAFT, INC.
ELJER PLUMBINGWARE, INC.
GATSBY SPAS, INC.
JACUZZI, INC.
JUSI HOLDINGS, INC.
REDMONT, INC.
REXAIR, INC.
SUNDANCE SPAS, INC.
ZURN PEX, INC.
USI AMERICAN HOLDINGS, INC.
ZURCO, INC.
ZURN INDUSTRIES, INC.

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Sr. Vice President, General Counsel and Secretary

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

          Each of the undersigned Guarantors hereby acknowledges the foregoing Amendment and ratifies and confirms that each of the Loan Documents to which it is a party shall remain in full force and effect.

Asteria Company (f/k/a Elite Bath Company)
Bruckner Manufacturing Corp. (f/k/a Farberware Inc.)
Carlsbad Corp. (f/k/a Odyssey Sports, Inc.)
Compax Corp.
Eljer Industries, Inc.
Environmental Energy Company
Gary Concrete Products, Inc.
HL Capital Corp.
Jacuzzi Whirlpool Bath, Inc.
KLI, Inc. (f/k/a Keller Ladders, Inc.)
Krikles Canada U.S.A., Inc. (f/k/a Selkirk Canada U.S.A., Inc.)
Krikles Europe U.S.A., Inc. (f/k/a Selkirk Europe U.S.A., Inc.)
Krikles, Inc. (f/k/a Selkirk, Inc.)
Lokelani Development Corporation
Luxor Industries Inc.
Maili Kai Land Development Corporation
Mobilite, Inc.
Nissen Universal Holdings Inc.
Outdoor Products LLC
PH Property Development Company
PLC Realty Inc. (f/k/a Prescolite Lite Controls, Inc.)
Rexair Holdings, Inc.
Sanitary - Dash Manufacturing Co., Inc.
SH 1 Inc.
Strategic Capital Management, Inc.
Strategic Membership Company
Streamwood Corporation (f/k/a Quantum Performance Films, Inc.)
TA Liquidation Corp. (f/k/a Tommy Armour Golf Company)
Trimfoot Co.
TT Liquidation Corp.
UGE Liquidation Inc. (f/k/a W.K. 25, Inc.)
USI Atlantic Corp.
USI Capital, Inc.
USI Funding, Inc.
USI Properties, Inc.
USI Realty Corp.
Zurn (Cayman Islands), Inc.

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

Zurn Constructors, Inc. (f/k/a Advanco Constructors, Inc.)
Zurn EPC Services, Inc. (f/k/a National Energy Production Corporation)
Zurnacq of California, Inc.

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Vice President and Assistant Secretary

JBI HOLDINGS LIMITED

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Director

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Director

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

FLEET CAPITAL CORPORATION, as Administrative Agent and as a Revolving Credit Lender

By:	/s/ DAVID RITCHAY

Name:	David Ritchay

Title:	Senior Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

SILVER POINT FINANCE LLC, as Term Loan B Agent

By:	/s/ JEFFREY A. GELFAND

Name:	Jeffrey A. Gelfand

Title:	Authorized Signatory

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

FIELD POINT I, LTD., as a Term Loan B Lender

By:	/s/ JEFFREY A. GELFAND

Name:	Jeffrey A. Gelfand

Title:	Authorized Signatory

FIELD POINT II, LTD., as a Term Loan B Lender

By:	/s/ JEFFREY A. GELFAND

Name:	Jeffrey A. Gelfand

Title:	Authorized Signatory

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

WINGATE CAPITAL LTD., as a Term
Loan B Lender
By: Citadel Limited Partnership, Portfolio Manager
By: GLB Partners, L.P., its General Partner
By: Citadel Investment Group, L.L.C, its General Partner

By:	/s/ MATTHEW HINERFELD

Name:	Matthew Hinerfeld

Title:	Deputy General Counsel

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

WATCHTOWER CLO I PLC as a Term Loan B Lender

By:	/s/ MATTHEW HINERFELD

Name:	Matthew Hinerfeld

Title:	Managing Director and Deputy General Counsel

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Revolving Credit Lender

By:	/s/ VANESSA GOMEZ

Name:	Vanessa Gomez

Title:	Vice President

By:	/s/ RIANKA MOHAN

Name:	Rianka Mohan

Title:	Associate

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

BANK ONE, NA, as a Revolving Credit Lender

By:	/s/ MICHAEL F. MCCULLOUGH

Name:	Michael F. McCullough

Title:	Senior Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ WILFRED V. SAINT

Name:	Wilfred V. Saint

Title:	Director, Banking Products Services, US

By:	/s/ RICHARD L. TAVROW

Name:	Richard L. Tavrow

Title:	Director, Banking Products Services, US

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

HSBC BUSINESS CREDIT (USA), INC., as a Revolving Credit Lender

By:	/s/ DAN BUENO

Name:	Dan Bueno

Title:	Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

LASALLE BUSINESS CREDIT, LLC., as a Revolving Credit Lender

By:	/s/ JEFFREY G. SAPERSTEIN

Name:	Jeffrey G. Saperstein

Title:	Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

THE CIT GROUP/BUSINESS CREDIT, INC., as a Revolving Credit Lender

By:	/s/ EVELYN KUSOLD

Name:	Evelyn Kusold

Title:	Assistant Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

WEBSTER BUSINESS CREDIT CORPORATION, as a Revolving Credit Lender

By:	/s/ OTTO BRUNKE

Name:	Otto Brunke

Title:	Assistant Vice President

JACUZZI BRANDS: THIRD AMENDMENT TO LOAN AGREEMENT

EXHIBIT A TO THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

ALLOCATION OF PROCEEDS OF ELJER SALE

See attached charts.